Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In conjunction with the Quarterly Report on Form 10-Q of UST Inc. (“Registrant”) for the quarterly period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Vincent A. Gierer, Jr., as Chief Executive Officer of Registrant, and Robert T. D’Alessandro, as Chief Financial Officer of Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ Vincent A. Gierer, Jr. Vincent A. Gierer, Jr. Chairman of the Board, Chief Executive Officer and President November 4, 2004

/s/ Robert T. D’Alessandro Robert T. D’Alessandro Senior Vice President and Chief Financial Officer November 4, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Registrant for purposes of § 18 of the Securities Exchange Act of 1934, as amended.